Exhibit 99.1

Janux Therapeutics Announces Proposed Public Offering of Common Stock

SAN DIEGO, Feb. 27, 2024 -- Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today announced that it has commenced an underwritten public offering of $175.0 million of shares of its common stock. In addition, Janux expects to grant the underwriters a 30-day option to purchase up to an additional $26.25 million of shares of its common stock at the public offering price, less the underwriting discounts and commissions. All of the shares to be sold in the offering are to be sold by Janux. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

BofA Securities, TD Cowen, Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering to advance clinical development of its internal product pipeline and for general corporate purposes.

The shares are being offered by the company pursuant to a Registration Statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from: BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Janux Therapeutics, Inc.

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: TRACTr and TRACIr. The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing, size, terms and completion of the proposed public offering, the anticipated use of proceeds therefrom and the grant of the option to purchase additional shares. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Janux’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed public offering, and the other risks described in Janux’s filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Janux undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091